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                                                                  Exhibit 4.3(c)


     AMENDMENT NO. 3 TO RIGHTS AGREEMENT ("Amendment No. 3"), between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company"), and MELLON SECURITIES TRUST COMPANY, a New York Corporation, as Rights Agent (the "Rights Agent").

                        W I T N E S S E T H

     WHEREAS, on January 3, 1994, the Company and the Rights Agent entered into that certain Rights Agreement (as amended by Amendment No. 1 to Rights Agreement dated as of March 6, 1994 and Amendment No. 2 to the Rights Agreement dated as of September 26, 1994, the "Rights Agreement"); and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, this Amendment No. 3 may be entered into by the Company and the Rights Agent without the approval of any holders of Rights.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     1. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by adding to the second sentence thereof, after the words "by Technology Leaders L.P. dated September 26, 1994, or (iii)" the following new language:

               "the execution, or consummation of the transactions contemplated by, that certain Securities Purchase Agreement dated as of September 30, 1994 between National Media Corporation and the persons executing, or causing to be executed, the signature page thereof, or (iv)"

     2. Section 3(a) of the Rights Agreement is hereby amended by adding a new fourth sentence thereof (to be inserted after language added by Amendment No. 2 to the Rights Agreement, dated September 26, 1994) the following:

               "Notwithstanding the foregoing, no Distribution Data shall occur as a result of the execution, or consummation of the transactions contemplated by, that certain Securities Purchase Agreement dated as of September 30, 1994 between National Media Corporation and the persons executing, or causing to be executed, the signature page thereof."

     3. Capitalized terms used but not defined in this Amendment No. 3 shall have the respective meanings ascribed thereto in the Rights Agreement.

     4. Except as expressly amended by this Amendment No. 3, the Rights Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment No. 3.

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     5.   This Amendment No. 3 shall be governed and construed on the same basis as the Rights Agreement, as set forth therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Rights Agreement to be executed by their respective officers thereunto duly authorized as of September 30, 1994.


                                    NATIONAL MEDIA CORPORATION


                                    By:      /s/ Mark P. Hershhorn
                                             ---------------------------
                                             Name:  Mark P. Hershhorn
                                             Title: President



                                    MELLON SECURITIES TRUST COMPANY


                                    By:      /s/ Paul H. Buchbaum
                                             ---------------------------
                                             Name:  Paul H. Buchbaum
                                             Title: Senior Vice President